[Logo for D.R. Horton Custom Homes]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            Friday, January 15, 1999


Fellow Stockholders of D.R. Horton, Inc.:

         You are invited to attend the 1999 Annual Meeting of Stockholders of D.R. Horton, Inc. It will be held at our corporate offices, 1901 Ascension Blvd., Suite 100, Arlington, Texas, on Friday, January 15, 1999, at 9:30 a.m., central standard time, for the following purposes:

     o      Elect ten directors.

     o Vote on an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 shares to 200,000,000 shares.

     o      Vote on a proposed Employee Stock Purchase Plan.

     o      Conduct other business properly brought before the meeting.

         Only stockholders of record at the close of business on December 3, 1998, are entitled to notice of and to vote at the meeting or any adjournment thereof.

         While we would like to have each of you attend the meeting and vote your shares in person, we realize this may not be possible. However, whether or not you plan to attend the meeting, your vote is very important. A form of proxy on which to indicate your vote and an envelope, postage prepaid, in which to return your proxy are enclosed. WE URGE YOU TO COMPLETE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY SO THAT YOUR SHARES WILL BE REPRESENTED. If you decide later to attend the meeting, you may revoke your proxy at that time and vote your shares in person.

         If you desire any additional information concerning the meeting or the matters to be acted upon at the meeting, we would be glad to hear from you.



                                             Sincerely,
                                             DONALD R. HORTON
                                             Chairman of the Board


Arlington, Texas
December 10, 1998

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
NOTICE OF MEETING...........................................................   i
GENERAL.....................................................................   1
         Time, Place and Purposes of Meeting................................   1
         Solicitation of Proxies............................................   1
         Revocation and Voting of Proxies...................................   1
         Outstanding Shares And Voting Rights...............................   1
         Quorum Requirement.................................................   2
         Vote Required......................................................   2

ELECTION OF DIRECTORS.......................................................   2
         Nominees for Director..............................................   3

BENEFICIAL OWNERSHIP OF COMMON STOCK........................................   6
         Management.........................................................   6
         Certain Other Beneficial Owners....................................   7

EXECUTIVE COMPENSATION......................................................   8
         Summary Compensation Table.........................................   8
         Option/SAR Grants in Last Fiscal Year..............................   9
         Aggregated Option/SAR Exercises in Last Fiscal Year and
              Fiscal Year-End Option/SAR Values.............................   9
         Compensation of Directors..........................................  10
         Transactions with Management.......................................  10
         Compensation Committee Interlocks and Insider Participation........  11
         Compensation Committee Report on Executive Compensation............  11
         Stock Performance..................................................  13

MEETINGS AND COMMITTEES OF THE BOARD........................................  15

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....................  16

PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE
     OF INCORPORATION.......................................................  16

PROPOSED EMPLOYEE STOCK PURCHASE PLAN.......................................  17

INDEPENDENT PUBLIC ACCOUNTANTS..............................................  18

STOCKHOLDERS' PROPOSALS FOR 2000 ANNUAL MEETING.............................  18

OTHER MATTERS...............................................................  18

EXHIBIT A-PROPOSED EMPLOYEE STOCK PURCHASE PLAN............................. A-1

                                D.R. Horton, Inc.
                              1901 Ascension Blvd.
                                    Suite 100
                             Arlington, Texas 76006

                                 PROXY STATEMENT
                                       For
                         ANNUAL MEETING OF STOCKHOLDERS

                                January 15, 1999

                                     GENERAL

Time, Place and Purposes of Meeting

         The 1999 Annual Meeting of Stockholders of D.R. Horton, Inc. (the "Company") will be held on Friday, January 15, 1999, at 9:30 a.m., central standard time, at the Company's corporate offices, 1901 Ascension Blvd., Suite 100, Arlington, Texas (the "Annual Meeting"). The purposes of the Annual Meeting are set forth in the Notice of Annual Meeting of Stockholders to which this Proxy Statement is attached.

Solicitation of Proxies

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company. The Company expects that this Proxy Statement and the accompanying form of proxy will first be mailed to each stockholder of record on or about December 10, 1998. The cost of this solicitation will be paid by the Company. The solicitation of proxies will be made primarily by use of the mail. In addition, directors, officers and regular employees of the Company may make solicitations by telephone, telegraph or personal interview, and may request banks, brokers, fiduciaries and other persons holding stock in their names, or in the names of their nominees, to forward proxies and proxy materials to their principals and obtain authorization for the execution and return of such proxies to management. The Company will reimburse such banks, brokers and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

Revocation and Voting of Proxies

         A proxy for use at the Annual Meeting is enclosed. Any proxy given may be revoked by a stockholder at any time before it is exercised by filing with the Company a notice in writing revoking it or by duly executing a proxy bearing a later date. Proxies also may be revoked by any stockholder present at the Annual Meeting who expresses a desire to vote his or her shares in person. Subject to such revocation and except as otherwise stated herein or in the form of proxy, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted in accordance with the specifications of the proxies. If no specification is made, proxies will be voted for the nominees for election of directors set forth elsewhere herein (see "ELECTION OF DIRECTORS") , for the proposal to amend the Company's Amended and Restated Certificate of Incorporation, as amended (see "PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION"), for the proposed Employee Stock Purchase Plan (see "PROPOSED EMPLOYEE STOCK PURCHASE PLAN"), and at the discretion of the proxyholders on all other matters properly brought before the Annual Meeting or any adjournment thereof.

Outstanding Shares And Voting Rights

         There were 61,410,618 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), issued and outstanding on December 3, 1998, which has been set as the record date for the purpose of determining stockholders entitled to notice of, and to vote at, the Annual Meeting. On any matter submitted to a stockholder vote, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock registered in his or her name on the books of the Company as of the record date. A list of such stockholders will be available for examination by any stockholder at the offices of the Company set forth above for at least ten days before the meeting.

Quorum Requirement

         The Company's Bylaws provide that if the holders of a majority of the issued and outstanding shares of Common Stock are present in person or represented by proxy and entitled to vote, there will be a quorum. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the Annual Meeting, whether those stockholders vote for, against or abstain from voting on any matter, will be counted for purposes of determining whether a quorum exists.

Vote Required

         The vote of a plurality of the shares held by persons present at the meeting in person or by proxy is required for the election of directors. This means that the ten nominees who receive the highest number of votes will be elected. Approval of the proposal to amend the Company's Certificate of Incorporation requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock. Approval of the Employee Stock Purchase Plan requires the affirmative vote of a majority of the Common Stock which has voting power present in person or represented by proxy. An abstention from voting on a matter, other than the election of directors, by a stockholder present in person or represented by proxy at the Annual Meeting will have the same legal effect as a vote against the matter, and broker non-votes (ie. when a broker does not have authority to vote on a specific matter) will have no effect with respect to the matter.

                              ELECTION OF DIRECTORS

         Pursuant to the Bylaws of the Company, the Board of Directors has fixed the number of directors at ten and nominated the persons set forth below for election as directors of the Company at the Annual Meeting. All of the nominees are currently serving as directors of the Company.

         Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be voted for each of the persons named below as nominees for election as directors. The nominees receiving a plurality of the votes cast will be elected to serve until the next annual meeting of stockholders and their successors have been elected and qualified. If any nominee is unable to serve, the proxies will be voted by the proxyholders in their discretion for another person. The Board of Directors has no reason to believe that any nominee named will not be able to serve as a director for his or her prescribed term.

         According to the Bylaws of the Company, any stockholder may make nominations for the election of directors if notice of such nominations is delivered to, or mailed and received at, the principal executive office of the Company not less than thirty calendar days prior to the date of the originally scheduled meeting. However, if less than forty calendar days' notice or prior public disclosure of the date of the meeting is given by the Company, notice of such nomination must be so received not later than the close of business on the tenth calendar day following the earlier of the day on which notice of the meeting was mailed or the day on which such public disclosure was made. If nominations are not so made, only the nominations of the Board of Directors may be voted upon at the Annual Meeting.

Nominees for Director

         The following is a summary of certain information regarding the nominees for election as directors.


                              Director          Principal Occupation and
     Name             Age      Since               Business Experience
   --------          ------   --------    --------------------------------------
Donald R. Horton....   48       1991      Mr. Horton  has  been  Chairman of the
                                          Board of the Company  since July 1991,
                                          and he was  its  President  from  July
                                          1991 until  November 1998. He has been
                                          involved   in  the  real   estate  and
                                          homebuilding  industries  since  1972,
                                          and  he  was  the  sole  or  principal
                                          shareholder, director and president of
                                          each  of  the  Company's   predecessor
                                          companies   since   their   respective
                                          organization,  which date from 1978 to
                                          1990.  Donald R. Horton is the brother
                                          of Terrill J. Horton and the nephew of
                                          Richard L. Horton.

Bradley S. Anderson.   37       1998      Mr. Anderson is a First Vice President
                                          of  CB   Richard   Ellis,   Inc.,   an
                                          international  real  estate  brokerage
                                          company,   and  he  has  had   various
                                          positions in Phoenix, Arizona with its
                                          predecessor, CB Commercial Real Estate
                                          Group,  Inc.,  since  January 1987. He
                                          served  as  Interim  Chairman  of  the
                                          Board  of  Continental  Homes  Holding
                                          Corp.   ("Continental")  from  October
                                          1997  through  April  1998,   when  it
                                          merged into the Company, and he became
                                          a director of the Company.

Richard Beckwitt....   39       1993      Mr.  Beckwitt   is  President  of  the
                                          Company.  He  was  an  Executive  Vice
                                          President  of the  Company  from March
                                          1993  until  November  1998,  when  he
                                          became President of the Company.  From
                                          July 1996  until  November  1998,  Mr.
                                          Beckwitt  also  was  President  of the
                                          Company's  Investments  Division;  and
                                          during 1996 he was Regional Manager of
                                          the  Company's  Eastern  Region.  From
                                          1986 to 1993, he worked in the Mergers
                                          and Acquisitions and Corporate Finance
                                          Departments  at Lehman  Brothers Inc.,
                                          specializing in the  homebuilding  and
                                          building products industries.

Richard I. Galland..   82       1992      Mr. Galland  was  formerly  the  Chief
                                          Executive  Officer and Chairman of the
                                          Board of Fina,  Inc.,  a  director  of
                                          First RepublicBank  Corporation and Of
                                          Counsel to the law firm of Jones, Day,
                                          Reavis  &  Pogue.   Mr.   Galland   is
                                          currently  serving  as a  director  of
                                          Texas Industries,  Inc. and Associated
                                          Materials, Inc.

Richard L. Horton...   55       1992      From  May 1985  until  September 1997,
                                          Mr.  Horton  was  Vice   President  in
                                          charge  of the  Company's  Dallas-Fort
                                          Worth East Division.  Since  September
                                          1997, he has been retired.  Richard L.
                                          Horton  is  the  uncle  of  Donald  R.
                                          Horton and Terrill J. Horton.

                              Director          Principal Occupation and
     Name             Age      Since               Business Experience
   --------          ------   --------    --------------------------------------
Terrill J. Horton...   50       1992      From  September 1981  until  September
                                          1997, Mr. Horton was Vice President in
                                          charge of one of the two former  sales
                                          divisions  that now form the Company's
                                          Dallas-Fort   Worth  North   Division.
                                          Since  September  1997,  he  has  been
                                          retired.  Terrill  J.  Horton  is  the
                                          brother  of Donald R.  Horton  and the
                                          nephew of Richard L. Horton.

David J. Keller.....   50       1991      Mr. Keller  has  been  Executive  Vice
                                          President,    Treasurer    and   Chief
                                          Financial Officer of the Company since
                                          June  1991.  Prior  thereto,   he  was
                                          affiliated  for 21 years  with Ernst &
                                          Young,  independent  accountants,  and
                                          its predecessors,  serving as an audit
                                          partner from 1983 to 1991.

Francine I. Neff....   73       1992      Since 1979,  Ms. Neff  has  been  Vice
                                          President    of    NETS,    Inc.,    a
                                          privately-owned   investment  company,
                                          and a  partner  in EVEN  Resources,  a
                                          privately-owned consulting service and
                                          investment   company.   Ms.  Neff  was
                                          formerly   Treasurer   of  the  United
                                          States and  National  Director  of the
                                          U.S.  Savings  Bonds  division  of the
                                          U.S. Department of Treasury.

Scott J. Stone......   47       1992      Mr. Stone  has been  Vice President of
                                          various divisions of the Company since
                                          1988, and was Vice President - Eastern
                                          Region of the Company from August 1994
                                          to September  30, 1996.  Since October
                                          1996,  Mr.  Stone  has been  active in
                                          personal  investments,  has acted as a
                                          consultant  to  the  Company  and  has
                                          served as an interim  Division Manager
                                          for  various  divisions  from  time to
                                          time during this period.

Donald J. Tomnitz...   50       1995      Mr. Tomnitz is Vice Chairman and Chief
                                          Executive  Officer of the Company.  He
                                          was  a  Vice   President   of  various
                                          divisions  of the  Company  from  1983
                                          until he was elected Vice  President -
                                          Western   Region  of  the  Company  in
                                          August  1994.  From  July  1996  until
                                          November   1998,   Mr.   Tomnitz   was
                                          President     of     the     Company's
                                          Homebuilding Division; in January 1998
                                          he  was  elected  an  Executive   Vice
                                          President  of  the  Company;   and  in
                                          November  1998  he  was  elected  Vice
                                          Chairman  of  the  Company  and  Chief
                                          Executive    Officer.    Mr.   Tomnitz
                                          previously  was a Captain  in the U.S.
                                          Army, a Vice President of RepublicBank
                                          of Dallas,  N.A., and a Vice President
                                          of   Crow   Development   Company,   a
                                          Trammell Crow Company.

         In July 1994, Mr. Donald R. Horton entered into a consent order that settled an investigation by the Federal Reserve Board into whether he failed to comply with certain regulatory disclosure or other obligations relating to the acquisition and financing of his controlling interest in Provident Bancorp of Texas, Inc., a single bank holding company (together with its bank, "Provident"). Mr. Horton denied non-compliance. In the consent order, which was entered without any findings of fact or law, Mr. Horton agreed to pay a civil money penalty of $100,000 and contribute $500,000 deemed restitution as part of a capital infusion of up to $7.0 million in Provident. The capital infusion was made through an approved voting trust in order to address Provident's financial difficulties, which predated his acquisition. In the consent order, Mr. Horton also agreed not to participate, apart from the capital infusion, in the affairs of insured depository institutions or their holding companies, without prior regulatory approval, or to violate laws applicable thereto. Mr. Horton advised the Company that his agreements in the consent order were intended to avoid the expense and delay required for further proceedings and to protect his investment by improving Provident's regulatory capital. He also advised the Company that in making a personal investment in Provident, he obtained the financial review of a national accounting firm and the advice of a national law firm as to regulatory matters. In addition, Mr. Horton informed the Company that he filed suit against the law firm that represented him in the Provident acquisition in connection with such representation. Mr. Horton subsequently informed the Company that the litigation against the law firm had been satisfactorily resolved and that he had sold his interest in Provident.

         On November 14, 1996, Mr. Beckwitt settled an investigation by the Securities and Exchange Commission in connection with his purchase of stock of an unaffiliated corporation in September 1994. Without admitting or denying the allegations, Mr. Beckwitt consented to a final judgment announced that day enjoining him from violating Sections 10(b) and 14(e) of the Securities Exchange Act of 1934 (the "Exchange Act") and rules 10b-5 and 14e-3 thereunder, and providing for his payment of the alleged profit and a civil penalty. Mr. Beckwitt advised the Company that he believes it was in his best interest to resolve the matter without litigation as it would avoid additional cost and distraction.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

Management

         The following table shows the beneficial ownership of the Company's Common Stock as of November 30, 1998 by (1) all directors and nominees for director of the Company, (2) all executive officers named in the Summary Compensation Table under "Executive Compensation" and (3) all directors and executive officers of the Company as a group. Unless stated otherwise, the shares are owned directly and the named beneficial owners possess sole voting and investment power with respect to the shares set forth in the table.


                                              Amount and Nature of
Name of Beneficial Owner                Common Stock Beneficially Owned
------------------------         -----------------------------------------------
                                  Number of Shares      Right to      Percent of
                                 Beneficially Owned    Acquire (1)       Class
                                 ------------------    -----------    ----------
Donald R. Horton...........          9,345,994(2)            ---          15.2%
Bradley S. Anderson........              1,350             1,687            *
Richard Beckwitt...........                ---           158,733            *
Richard I. Galland.........                915             1,000            *
W. Thomas Hickcox..........             30,375            53,999            *
Terrill J. Horton..........          3,788,903(3)            ---          6.2%
Richard L. Horton..........            737,806               ---          1.2%
David J. Keller............              8,000(4)         99,500            *
Francine I. Neff...........                363             1,000            *
Scott J. Stone.............            109,856               ---            *
Donald J. Tomnitz..........              7,334(5)        121,333            *
All directors and named
  executive officers as
  a group (11 persons......         14,030,797(6)        437,252         23.4%
----------
   *     Less than 1%
(1) Beneficial ownership includes these shares which the executive officers and directors could acquire by exercising stock options on, or within 60 days after, November 30, 1998.
(2) These shares do not include an aggregate of 478,579 shares owned by Mr. Horton's adult children. Mr. Horton disclaims any beneficial interest in these shares. Mr. Horton's address is D.R. Horton, Inc., 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006.
(3) These shares include 1,048,518 shares owned by Terrill J. Horton and an aggregate of 2,740,385 shares, consisting of 413,254 shares owned by the Donald Ray Horton Trust, 376,893 shares owned by the Martha Elizabeth Horton Trust, and 975,119 shares owned by each of the Donald Ryan Horton Trust and the Douglas Reagan Horton Trust. Terrill J. Horton serves as the sole trustee for each of the foregoing trusts. The trusts were established by Donald R. Horton and his spouse for the benefit of their descendants. Terrill J. Horton's address is 1200 Noble Way, Flower Mound, Texas 75022.
(4) These shares do not include 181 shares owned by Mr. Keller's spouse and 4,182 shares owned by his children. Mr. Keller disclaims any beneficial interest in all of these shares.
(5) These shares do not include 5,667 shares owned by an IRA for the benefit of Mr. Tomnitz's spouse. Mr. Tomnitz disclaims any beneficial interest in these shares.
(6) These shares are 22.8% of the total shares outstanding, without including the option shares in the "Right to Acquire" column in the calculation.

Certain Other Beneficial Owners

         Based on filings made under the Exchange Act as of November 30, 1998, the only other known beneficial owner of more than 5% of the Company's Common Stock was as follows:

                                                       Shares Beneficially Owned
                                                       -------------------------
Name and Address of Beneficial Owner                      Number         Percent
------------------------------------                   ------------      -------

FMR Corp............................                   3,996,276(1)         6.5%
82 Devonshire Street
Boston, Massachusetts 02109
----------
(1) Based solely upon information contained in the Schedule 13G of FMR Corp., filed with the Securities Exchange Commission (the "SEC") with respect to the Common Stock owned as of April 30, 1998 (the "FMR 13G"). According to the FMR 13G, 98,400 of these shares are owned with sole power to vote or direct the vote, and all of these shares are owned with sole power to dispose of the shares.

                    [Remainder of page intentionally blank.]

                             EXECUTIVE COMPENSATION

         The following tables show, with respect to the Chairman and the other executive officers of the Company, all plan and non-plan compensation awarded, earned or paid for all services rendered in all capacities to the Company and its subsidiaries during the periods indicated.

                                              Summary Compensation Table


                                                                            Long Term Compensation
                                                              ------------------------------------------------
                                   Annual Compensation                Awards            Payouts
                              ------------------------------  -----------------------   -------
                                                     Other                  Shares
                                                     Annual   Restricted   Underlying
     Name and        Fiscal                          Compen-    Stock       Options/     LTIP       All Other
Principal Position    Year     Salary      Bonus     sation     Awards        SARs      Payouts   Compensation
------------------   ------   --------   --------   --------  ----------   ----------   -------   ------------
Donald R. Horton      1998    $235,000   $540,000      ---        ---          ---        ---       $33,900(3)
  Chairman of         1997     235,000    235,000      ---        ---          ---        ---        32,580(4)
  Board and           1996     235,000    165,283      ---        ---          ---        ---        29,399(5)
  President

Richard Beckwitt      1998    $185,000   $380,000      ---        ---       75,000        ---       $29,072(3)
  EVP, President      1997     185,000    185,000      ---        ---       50,000        ---        27,053(4)
  of Investments      1996     185,000    110,000      ---        ---       10,000        ---        24,015(5)
  Division and
  Director

David J. Keller       1998    $185,000   $425,000      ---        ---          ---        ---       $29,170(3)
  EVP, Treasurer,     1997     185,000    185,000      ---        ---       50,000        ---        27,135(4)
  CFO and Director    1996     185,000    120,000      ---        ---       41,200(1)     ---        24,085(5)

Donald J. Tomnitz     1998    $185,000   $380,000      ---        ---       95,000        ---       $28,752(3)
  EVP, President      1997     185,000    185,000      ---        ---       70,000        ---        26,790(4)
  of Homebuilding     1996     150,000    130,000      ---        ---       47,000(2)     ---        20,028(5)
  Division and
  Director
----------

(1) The number of shares represents (a) a stock option grant originally made as to 15,000 shares of Common Stock, adjusted pursuant to the antidilution provisions of the D.R. Horton, Inc. 1991 Stock Incentive Plan (the "Incentive Plan") to reflect the effect of an eight percent stock dividend paid by the Company on May 24, 1996 (the "8 Percent Stock Dividend"), and (b) a stock option grant made as to 25,000 shares of Common Stock.
(2) The number of shares represents (a) a stock option grant originally made as to 25,000 shares of Common Stock, adjusted pursuant to the antidilution provisions of the Incentive Plan to reflect the effect of the 8 Percent Stock Dividend, and (b) a stock option grant made as to 20,000 shares of Common Stock.
(3) These amounts represent (a) credits made by the Company of $23,500, $18,500, $18,500 and $18,500 to the respective accounts of Messrs. Horton, Beckwitt, Keller and Tomnitz under the D.R. Horton, Inc. Supplemental Executive Retirement Plan No. 2 ("SERP 2"), (b) the above-market portion of earnings of $3,200, $2,412, $2,510 and $2,092 to the respective accounts of Messrs. Horton, Beckwitt, Keller and Tomnitz under SERP 2, (c) matching contributions by the Company of $4,800 to the accounts of each of Messrs. Horton, Beckwitt, Keller and Tomnitz under the D.R. Horton, Inc. Profit Sharing Plus Plan (the "401(k) Plan"), and
       (d) group health plan premiums of $2,400 paid by the Company for the benefit of Mr. Horton, and $3,360 for the benefit of each of Messrs. Beckwitt, Keller and Tomnitz.
(4) These amounts represent (a) credits made by the Company of $23,500, $18,500, $18,500 and $18,500 to the respective accounts of Messrs. Horton, Beckwitt, Keller and Tomnitz under SERP 2, (b) the above-market portion of earnings of $2,060, $1,533, $1,615 and $1,270 to the respective accounts of Messrs. Horton, Beckwitt, Keller, and Tomnitz under SERP 2, (c) matching contributions by the Company of $4,500 to the accounts of each of Messrs. Horton, Beckwitt, Keller and Tomnitz under the 401(k) Plan, and (d) group health plan premiums of $2,520 paid by the Company for the benefit of each of Messrs. Horton, Beckwitt, Keller and Tomnitz.
(5) These amounts represent (a) credits made by the Company of $23,500, $18,500, $18,500 and $15,000 to the respective accounts of Messrs. Horton, Beckwitt, Keller and Tomnitz under SERP 2, (b) the above-market

                                       8

       portion of earnings of $1,399, $1,015, $1,085 and $850 to the respective accounts of Messrs. Horton, Beckwitt, Keller and Tomnitz under SERP 2, and (c) matching contributions by the Company of $4,500 to the accounts of each of Messrs. Horton, Beckwitt and Keller, and $4,178 to the account of Mr. Tomnitz, under the 401(k) Plan.

                     Option/SAR Grants in Last Fiscal Year

                                                                            Potential Realizable Value
                                                                              at Assumed Annual Rates
                                                                            of Stock Price Appreciation
                                    Individual Grants                           for Option Term (1)
                   ------------------------------------------------------   ---------------------------


                                        % of Total
                      Shares      Options/SARs
                    Underlying     Granted to                                    5%            10%
  Executives       Options/SARs   Employees in   Exercise or   Expiration   (Stock Price   (Stock Price
Receiving Grants     Granted       Fiscal Year    Base Price      Date        $35.9375)      $57.2244)
----------------   ------------   ------------   -----------   ----------   ------------   ------------
Richard Beckwitt     75,000(2)         4.4%        $22.0625     07-23-08     $1,040,624     $2,637,146
Donald J. Tomnitz    95,000(2)         5.6%        $22.0625     07-23-08     $1,318,124     $3,340,385
----------

(1) These dollar amounts are not intended to forecast future appreciation of the Common Stock price. Executives will not benefit unless the Common Stock price increases above the stock option exercise price. Any gain to the executives resulting from Common Stock price appreciation would benefit all holders of Common Stock. The additional value realized by all holders of Common Stock as a group based on these assumed appreciation levels is as follows:

                  Appreciation Level           Additional Value
                  ------------------           ----------------
                          5%                    $  852,065,800
                         10%                    $2,159,297,400

(2) These shares are covered by nonqualified stock options, granted under the Incentive Plan. The options become exercisable with respect to 10% of such shares on each of the first nine anniversaries of July 23, 1998, and with respect to the last 10% of such shares on April 23, 2008.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values

                                                       Number of Shares
                                                          Underlying         Value of Unexercised
                                                         Unexercised             In-the-Money
                                                       Options/SARs at           Options/SARs
                                                      Fiscal Year-End (1)   at Fiscal Year-End (1)
                               Shares                 -------------------   ----------------------
                              Acquired
                                 on         Value         Exercisable/           Exercisable/
        Name                  Exercise    Realized       Unexercisable          Unexercisable
        ----                  --------    --------    -------------------   ----------------------
Donald R. Horton........          ---          ---            ---                     ---
Richard Beckwitt........          ---          ---      158,733/332,600      $1,522,395/2,255,553
David J. Keller.........       24,200     $470,907       95,408/143,613      $  895,183/1,009,367
Donald J. Tomnitz.......          ---          ---      111,793/269,820      $1,190,860/1,169,779
----------

(1) Adjusted pursuant to the antidilution provisions of the Incentive Plan to reflect the effects of various stock dividends. Each of the options outstanding is a nonqualified stock option which vests over a period of time (generally 9.75 years), but each option becomes fully exercisable upon a change of control of the Company, or upon the death or disability of the Optionee.

Compensation of Directors

         Mr. Bradley S. Anderson, Mr. Richard I. Galland and Ms. Francine I. Neff, the "Non-Employee Directors" of the Company, each received a fee for all services performed as a director, and reimbursement for all expenses incurred to attend Board and committee meetings. The fee for Mr. Galland and Ms. Neff was $25,000 each for the full fiscal year; and the fee for Mr. Anderson was $6,250 for the partial year following his election as director on April 20, 1998. No additional fees are paid for participation on any committee of the Board.

         No director of the Company who is also an employee, or former employee, of the Company receives any additional compensation for serving as a director of the Company; however, the Company pays the participant's portion of premiums pursuant to the Company's major medical plan, for each director of the Company who was not otherwise receiving fees for acting as a director of the Company. The amount of such premiums paid by the Company during fiscal year 1998 was a total of $19,680, consisting of either $2,400 or $3,360 for each of the seven directors receiving this benefit.

Transactions with Management

         The Company has agreed to indemnify each of its directors to provide them with the maximum indemnification allowed under its certificate of incorporation and applicable law with respect to their positions as officers or directors of the Company and its subsidiaries.

         On April 20, 1998, the effective date of the merger between the Company and Continental, Bradley S. Anderson and W. Thomas Hickcox, former directors of Continental, were elected directors of the Company. In connection with the merger, the Company agreed to indemnify Messrs. Anderson and Hickcox, along with the other former Continental directors, and continue directors' and officers' liability insurance in connection with their prior service as directors or executive officers of Continental.

         In addition to being a director of Continental, Mr. Hickcox was also its Chief Executive Officer from October 1997 through April 1998 and its President and Chief Operating Officer from September 1995 and December 1994, respectively, through April 1998. When Continental merged with the Company in April 1998, he became a Regional Vice President of the Company, as well as a director.

         In connection with the merger, Mr. Hickcox's employment agreement with Continental was assumed by the Company. As amended, such employment agreement provides for, among other things, an annual salary of $300,000. In addition, the amended agreement provides that, if his employment is terminated by the Company without cause, or by Mr. Hickcox for good reason, the Company will pay him a severance benefit equal to the sum of (1) his annual salary and (2) the average of his three highest annual bonuses for the preceding five calendar years
(subject to increase in the event of certain adverse tax consequences) and provide him other employee benefits for three years.

         Mr. Hickcox also agreed, for two years or, if later, one year after his employment ceases, not to compete with the Company in certain territories where Continental conducted business. In consideration for the non-competition agreement, the Company granted Mr. Hickcox options under the Incentive Plan to purchase 100,000 shares of Common Stock at an exercise price of $22.6875 per share. The options vest over 9.75 years. The Company also agreed to set his annual bonus payable under the Company's executive bonus program during the first two years following the merger at 1.5% of the annual pre-tax earnings of the Company's Continental region. During the fiscal year ended September 30, 1998, he was paid a bonus of $143,930 for the period from January 1, 1998 to March 31, 1998. As additional consideration for the non-competition agreement, the Company agreed, if his employment agreement is terminated by the Company without cause, or by Mr. Hickcox for good reason, to pay him a severance benefit of twice the severance benefit described in the preceding paragraph.

         In November 1998, the Company gave notice to Mr. Hickcox that his employment would be terminated in January 1999, and he has not been nominated for re-election as a director. The Company is negotiating with Mr. Hickcox as to the amount which may be payable to him because of the termination. The amount could be as much as $3.5 million.

Compensation Committee Interlocks and Insider Participation

         During the 1998 fiscal year, the Company's Compensation Committee was composed of Messrs. Donald R. Horton, Richard Beckwitt, Richard I. Galland, David J. Keller and Donald J. Tomnitz (added in January 1998). During the 1998 fiscal year, Mr. Horton was the Chairman of the Board and President of the Company; Mr. Beckwitt was Executive Vice President of the Company and President of the Company's Investments Division; Mr. Keller was Executive Vice President, Treasurer and Chief Financial Officer of the Company; and Mr. Tomnitz was
Executive Vice President of the Company and President of the Homebuilding Division of the Company.

Compensation Committee Report on Executive Compensation

         General. The Company has undertaken to formulate a fair and competitive compensation policy for executive officers that will attract, motivate and retain highly experienced, qualified and productive personnel, reward superior performance and provide long-term incentives that are based on performance. The Company also has attempted to develop an executive compensation policy that will serve to align the interests of the Company, its executive officers and its stockholders. The primary components of executive compensation consist of:

     o      Base salaries.

     o      Cash bonus plan.

     o D.R. Horton, Inc. Supplemental Executive Retirement Plan No. 1 ("SERP 1") and SERP 2 (collectively, the "SERPs").

     o      Stock options.

         Through its current executive compensation policy, the Company has made a substantial portion of the compensation an executive officer has the opportunity to earn consist of bonus and stock option incentives.

         Base Salaries. Base salaries for the Company's executive officers for the 1998 fiscal year were established by the Compensation Committee and approved by the Board of Directors. Factors considered were generally subjective and include:

     o      Recommendation of the Chairman of the Board.

     o Contribution the executive officer made and is anticipated to make to the success of the Company.

     o      Level of experience and responsibility of the executive officer.

     o      Company's historical levels of compensation for executive officers.

No quantitative relative weights were assigned to any of these factors.

         Bonus Plan. The 1998 Compensation Plan for Executive Officers (the "Bonus Plan") was established by the Compensation Committee and approved by the Board of Directors. The Bonus Plan provided each of the Company's executive officers the opportunity to earn additions to his 1998 annual base salary, at the discretion of the Chairman of the Board and as approved by the Compensation Committee and ratified by the Board of Directors. Participants in the Bonus Plan each earned a bonus equal to between 190% and 230% of his annual base salary. See "Summary Compensation Table" above.

         SERPs. The SERPs were adopted by the Company in 1994 to permit eligible participants, which include executive officers, regional vice presidents, division managers and other selected employees, to defer income and establish a source of funds payable upon retirement, death or disability. Individual agreements under the SERPs were adopted and approved by the Compensation

Committee and ratified by the Board of Directors. SERP 1 permits participants to voluntarily defer receipt of compensation from the Company. Amounts deferred are invested on behalf of the participant in investment vehicles selected from time to time by the administrators of SERP 1. Pursuant to SERP 2, the Company has established a liability to each participant equal to 10% of the participant's 1998 base salary. Earnings on this liability accrue at a rate established from time to time by the administrators of SERP 2.

         Chairman of the Board 1998 Compensation. Donald R. Horton's compensation for the Company's 1998 fiscal year consisted of an annual base salary of $235,000 and participation in the Bonus Plan and the SERPs. This base salary and bonus arrangement were made on the basis of the Company's executive compensation policy and the factors described above. See "Summary Compensation Table" above.

                                            Compensation Committee:

                                            Donald R. Horton, Chair
                                            Richard Beckwitt
                                            Richard I. Galland
                                            David J. Keller
                                            Donald J. Tomnitz

         Stock Option Grants. Grants of stock options under the Incentive Plan are administered by the Audit Committee. The Company believes that stock options provide an important long-term incentive to executive officers and align the interests of the Company, its executive officers and its stockholders by creating a direct link between executive compensation and long-term Company performance. The stock options granted to executive officers in the 1998 fiscal year have an exercise price of not less than the fair market value of the Common Stock on the date of grant and a vesting schedule that extends over 9.75 years. All other terms of stock option grants are established by the Audit Committee, subject to the limitations of the Incentive Plan.

         A total of two stock option grants were made to executive officers in fiscal 1998. See "Option/SAR Grants in Last Fiscal Year" table above. In determining the number of shares of Common Stock covered by and the vesting schedule of each stock option grant, the Audit Committee made a subjective evaluation of:

     o      Recommendations of the Chairman of the Board.

     o Contribution the executive officer made and is anticipated to make to the success of the Company.

     o      Level of experience and responsibility of the executive officer.

     o Number of stock options that previously had been granted to the executive officer pursuant to the Incentive Plan.

     o Number of stock options granted to other participants in the Incentive Plan.

No quantitative relative weights were assigned to any of these factors.

                                            Audit Committee:

                                            Richard I. Galland, Chair
                                            Francine I. Neff
                                            Bradley S. Anderson

Stock Performance

         The following graph illustrates the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years from September 30, 1994, through September 30, 1998, assuming a hypothetical investment of $100 and a reinvestment of all dividends paid on such an investment, compared to the Standard & Poor's 500 Stock Index, and the Standard & Poor's Homebuilding-500 Index (the "S&P Homebuilding-500").

         The graph and the related disclosure contained in this section of the Proxy Statement should not be incorporated by reference into any prior filings by the Company under the Exchange Act that incorporated future filings or portions thereof (including this Proxy Statement or the Executive Compensation section of this Proxy Statement). The graph and related disclosure are presented in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. The graph and related disclosure in no way reflect the Company's forecast of future financial performance.

                            TOTAL STOCKHOLDER RETURNS
                             (Dividends Reinvested)








                        [Performance graph appears here.]








                            ANNUAL RETURN PERCENTAGE
                                  Years Ending

Company/Index               Sept. 94   Sept. 95   Sept. 96   Sept. 97   Sept. 98
-------------------------   --------   --------   --------   --------   --------
D.R. Horton, Inc.........    (15.04)     29.95      (2.05)     62.35       2.07
S&P 500..................      3.69      29.74      20.33      40.45       9.05
S&P Homebuilding-500(1)..    (40.37)     20.14       3.36      49.39      12.07

                                 INDEXED RETURNS
                                  Years Ending

                             Base
                            Period
Company/Index              Sept. 93 Sept. 94 Sept. 95 Sept. 96 Sept. 97 Sept. 98
-------------------------  -------- -------- -------- -------- -------- --------
D.R. Horton, Inc.........      100    84.96   110.40   108.14   175.57   179.20
S&P 500..................      100   103.69   134.53   161.88   227.36   247.92
S&P Homebuilding-500.....      100    59.63    71.65    74.06   110.63   123.98
----------
(1)    The  S&P   Homebuilding-500   Index   includes  the   following:   Centex
       Corporation,   Fleetwood  Enterprises,   Inc.,  Kaufman  and  Broad  Home
       Corporation, and Pulte Corporation.

                      MEETINGS AND COMMITTEES OF THE BOARD

         During fiscal year 1998, the Board of Directors held six meetings and acted once by written consent. No director attended fewer than 75 percent of the number of meetings of the Board and of the committees on which he or she served during fiscal year 1998. The Board of Directors has appointed three standing committees: an Executive Committee, a Compensation Committee and an Audit Committee. There is no standing nominating committee.

         The Executive Committee, between meetings of the Board and while the Board is not in session, possesses all of the powers and may carry out all of the duties of the Board of Directors in the management of the business of the Company, which by law may be delegated to it by the Board of Directors. The Executive Committee acted 39 times by written consent during fiscal year 1998. The Executive Committee is composed of Messrs. Donald Horton, Beckwitt, Keller and, beginning January 1998, Tomnitz.

         The Compensation Committee is empowered to:

     o Recommend to the Board the compensation to be paid to the executive officers of the Company and its subsidiaries and other affiliates.

     o Investigate and recommend to the Board employee benefit plans deemed appropriate for the employees of the Company and its subsidiaries and other affiliates.

     o Supervise the administration of employee benefit plans adopted by the Company and its subsidiaries and other affiliates (other than the Incentive Plan).

     o Perform such other functions and undertake such investigations as the Board shall from time to time direct.

         The Compensation Committee met once during fiscal year 1998. The Compensation Committee is composed of Messrs. Galland, Donald Horton, Beckwitt, Keller and, beginning January 1998, Tomnitz.

         The Audit Committee is empowered to:

     o Meet with the independent auditors of the Company and review the scope of their annual audit, any open questions as to the choice of acceptable accounting principles to be applied and all other matters relating to the auditors' relationship with the Company.

     o Advise and assist the Board in evaluating the auditors' performance, including the scope and adequacy of the auditors' examination.

     o Recommend the firm of independent auditors to be employed by the Board.

     o Review the Company's annual financial statements and discuss such statements with the auditors.

     o Receive and consider the auditors' comments and suggestions as to the internal control procedures, adequacy of staff and other matters.

     o      Administer the Incentive Plan.

     o Perform such other functions and undertake such investigations relating to the operations or financial and accounting aspects of the Company as the Board shall direct.

     o Retain and consult with counsel or such other experts as the Committee shall consider necessary or desirable in connection with the performance of its duties.

         The Audit Committee met four times during fiscal year 1998. The Audit Committee is composed of Mr. Galland, Ms. Neff and, beginning July 1998, Mr. Anderson.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors, certain of its officers, and persons who own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

         Based solely on its review of the copies of such forms received by it, the Company believes that all filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during the year ended September 30, 1998. Terrill J. Horton has informed the Company that in prior fiscal years he made gifts to his two children and a grand child, and reports of these gifts were not filed. However, Mr. Horton also has informed the Company that he has correctly reported his ownership in his
Schedule 13G filed with the SEC in February 1998 and his filings under Section 16(a) of the Exchange Act since that time.

        PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

         The Amended and Restated Certificate of Incorporation, as amended, of the Company (the "Certificate") presently authorizes the issuance of 100,000,000 shares of Common Stock and 30,000,000 shares of Preferred Stock, par value $.10 per share (the "Preferred Stock"). At November 30, 1998, 61,410,148 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding. On that date, approximately 5,380,000 shares of Common Stock were reserved for issuance pursuant to the D.R. Horton, Inc. 1991 Stock Incentive Plan, the D.R. Horton, Inc. Stock Tenure Plan and the Continental Homes Holding Corp. 1986 and 1988 Stock Incentive Plans (collectively, the "Stock Plans"). In addition, 10 million shares of Common Stock were reserved for issuance from time to time in acquisitions pursuant to an effective SEC registration statement.

         Accordingly, out of the 100 million shares of Common Stock authorized, the Company will have a total of approximately 76,800,000 shares of Common Stock issued and outstanding or reserved for issuance pursuant to the Stock Plans and acquisition registration statement. Further, five million shares of Common Stock will be reserved for issuance under the new Employee Stock Purchase Plan if it is adopted by the stockholders; and up to $400 million of the Company's debt securities, Preferred Stock or Common Stock may also be offered from time to time pursuant to another effective SEC registration statement. The proposed amendment to the Certificate would increase the number of authorized shares of Common Stock from 100 million to 200 million. The Common Stock to be authorized pursuant to the proposed amendment to the Certificate will not have preemptive rights.

         The purpose of the proposed amendment to the Certificate is to ensure that the Company has adequate authorized capital available from time to time if needed for such corporate purposes as may be deemed appropriate by the Board of Directors. These corporate purposes might include stock splits, stock dividends, public or private stock offerings, acquisitions and other corporate purposes. Although the Company has no specific plans or commitments for the issuance of the additional shares of Common Stock proposed to be authorized, the Board of Directors believes that it would be desirable for the stockholders of the Company to authorize such additional shares at this time to meet possible future requirements without delay.

         If the proposed amendment to the Certificate is adopted, the authorized but unissued shares of Common Stock and Preferred Stock could be issued at the discretion of the Board of Directors for any corporate purpose without further action by the Company's stockholders, except as required by applicable laws or regulations, or the rules of any national securities exchange or market. While in certain instances an increase in the number of authorized shares may have the effect of rendering any hostile attempt to acquire a company more difficult, the Board of Directors does not intend the proposed amendment to the Certificate to have any anti-takeover effect and does not believe that any anti-takeover effect will result from the proposed amendment.

         Approval of the proposed amendment to the Certificate requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock.

THE BOARD OF DIRECTORS HAS APPROVED THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND RECOMMENDS VOTING "FOR" ADOPTION OF THE PROPOSAL

                      PROPOSED EMPLOYEE STOCK PURCHASE PLAN

         The Board of Directors adopted the D.R. Horton, Inc. 1999 Employee Stock Purchase Plan (the "Plan") in November 1998, subject to stockholder approval. The following is a summary of the Plan. Please refer to Exhibit A attached to this Proxy Statement for the full text of the Plan.

         Purpose. The Plan provides eligible employees the opportunity to purchase Common Stock of the Company at a discounted price of 85% of the fair market value of the stock on the date of purchase.

         Tax Treatment. The Plan is designed to qualify under Section 423 of the Internal Revenue Code. As a result, federal income taxes on the purchase discount and any appreciation to the stock will be deferred until the employee sells the stock.

         Eligibility. To be eligible to participate in the Plan, employees must be employees (as defined) of the Company or a participating subsidiary with at least one year of service. Employees who satisfy the eligibility requirements prior to January 1 will become participants on that date. Employees who first satisfy the eligibility requirements between January 1 and July 1 will become participants in the Plan on July 1 of that year. Notwithstanding the above, the following are excluded from participating in the Plan: (1) employees who, after a grant, would own or have options to buy 5% or more of the Common Stock, (2) members of the committee appointed by the Board to administer the Plan, and (3) members of the Company's Operating Committee. The Operating Committee consists of the four executive officers and the Company's Regional Vice Presidents (currently there are six Regional Vice Presidents). Therefore no directors or executive officers are currently eligible to participate under the Plan. If, however, in the future a director was an employee and not a member of the Operating Committee, that director would be eligible. The Company expects approximately 2,000 employees will be eligible to participate as of January 1, 1999.

         Share Purchase. Participants are granted options to purchase the Company's Common Stock in an amount equal to the lesser of (1) 15% of the participant's base pay (as defined) for the previous twelve months, or (2) $25,000 worth of stock, determined in both alternatives using 85% of the fair market value of the stock on the close of trading on the last business day before the grant. Such grants will occur on January 1 of each year (July 1 for employees who first become participants on that date). Grantees of the options generally will be allowed to purchase the Common Stock of the Company at 85% of the fair market value of such stock on the date of purchase. Such purchases must be for cash and can only occur on the 15th and last day of each month in the year in which the option was granted. Unexercised options cannot be transferred, and will lapse upon the earlier of the participant's termination of employment, death or December 31 of the year granted.

         Term. The Plan will commence on January 1, 1999, and terminate when all shares approved for issuance have been purchased, unless the Board of Directors, in its discretion, terminates the Plan sooner.

         Maximum Number of Shares. The maximum number of shares of the Company's Common Stock that can be issued under the Plan is five million (5,000,000) shares.

         Amendments. The Plan may be amended at any time by the Board of Directors, except that stockholder approval is required in order to increase the maximum number of shares that may be issued under the Plan or to change any eligibility requirements.

         Approval. Approval of the Plan requires the affirmative vote of a majority of the shares of Common Stock which has voting power present in person or represented by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS HAS APPROVED THE PROPOSED PLAN AND RECOMMENDS VOTING "FOR" ADOPTION OF THE PLAN

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Ernst & Young LLP served as the Company's independent certified public accountants for the fiscal year ended September 30, 1998, and has been engaged to continue to serve through the 1999 fiscal year. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from stockholders.

                 STOCKHOLDERS' PROPOSALS FOR 2000 ANNUAL MEETING

         Any stockholder who intends to present a proposal for action at the Company's 2000 Annual Meeting of Stockholders and to have the Company include such proposal in its proxy soliciting materials pursuant to Rule 14a-8 under the Exchange Act must deliver a copy of the proposal to the Company not later than August 12, 1999. In addition, the Bylaws of the Company provide that only stockholder proposals submitted in a timely manner to the Secretary of the Company may be acted upon at an annual meeting of stockholders. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 30 calendar days prior to the date of the originally scheduled meeting. However, if less than 40 calendar days' notice or prior public disclosure of the date of the scheduled meeting is given by the Company, notice by the stockholder to be timely must be so received not later than the close of business on the tenth calendar day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made.

                                  OTHER MATTERS

         Management knows of no other matters to be voted upon at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, it is the intention of the persons named in the form of proxy to vote in their discretion upon such matters in accordance with their judgment.

         You are urged to sign, date and return the enclosed proxy in the envelope provided. No postage is required if the envelope is mailed from within the United States. If you subsequently decide to attend the Annual Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention is appreciated.


                                          By Order of the Board of Directors,
                                          CHARLES N. WARREN
                                          Senior Vice President, General Counsel
                                          and Assistant Secretary


Arlington, Texas
December 10, 1998

                                                                       EXHIBIT A
                                D.R. Horton, Inc.
                        1999 Employee Stock Purchase Plan


                                ARTICLE I-PURPOSE
1.01. Purpose.
   The D.R. Horton, Inc. 1999 Employee Stock Purchase Plan is intended to provide employees of the Company and its Subsidiary Corporations with an opportunity to purchase shares of Company common stock. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Code Section 423. The provisions of the Plan shall be construed in a manner consistent with the requirements of that section of the Code.


                             ARTICLE II-DEFINITIONS

2.01. Base Pay.
   "Base Pay" shall mean compensation that is reportable on the Employees' W-2 and was paid to the Employee by the Company or a Subsidiary Corporation for the 12-month period prior to the date of the Employee's eligibility for an Offering.

2.02. Board of Directors.
   "Board of Directors" shall mean the board of directors of the Company.

2.03. Code.
   "Code" means the Internal Revenue Code of 1986, as amended.

2.04. Committee.
   "Committee" shall mean the individuals appointed by the Board of Directors as described in Article VIII.

2.05. Company.
   "Company" means D.R. Horton, Inc. and/or its successors

2.06. Eligible Exercise Date.
   "Eligible Exercise Date" means the last business day on or prior to the 15th day and the last day of each month during an Offering.

2.07. Employee.
    "Employee" means any person who has an employment relationship with the Company or a Subsidiary Corporation as determined under Treasury Regulation
Section 1.423-2(e)(2), and who is scheduled to work more than 20 hours per week and five months per year.

2.08. Exercise Date.
   "Exercise Date" means the Eligible Exercise Date on which an Employee tenders the exercise price for an option or options.

2.09. Offering.
   "Offering" means the period during which a participant is granted and may exercise options under the Plan.

2.10. Offering Commencement Date.
   "Offering Commencement Date" means each January 1 beginning on or after January 1, 1999.

2.11. Offering Termination Date.
   "Offering Termination Date" means, with respect to an individual, the earlier of (i) the December 31 next following the Offering Commencement Date and (ii) the date the individual ceases to be employed by the Company or a Subsidiary Corporation.

2.12. Officer.
   "Officer" means officers of the Company.

2.13. Plan.
   "Plan" means the D.R. Horton, Inc. 1999 Employee Stock Purchase Plan.

2.14. Subsidiary Corporation.
   "Subsidiary  Corporation"  shall mean any present or future  corporation that
(i) is a "subsidiary corporation" of the Company, as that term is defined in Code Section 424, and (ii) is designated as a participating employer under the Plan by the Committee.

                    ARTICLE III-ELIGIBILITY AND PARTICIPATION

3.01. Initial Eligibility.
   Any Employee who has completed 12 months employment and who is employed by the Company or a Subsidiary Corporation on an Offering Commencement Date is eligible to participate in such Offering. Any Employee who first completes 12 months employment after an Offering Commencement Date but prior to the following July 1 is eligible to participate in such Offering effective on such July 1. For the purposes of this Section 3.01, prior service by an Employee with a Subsidiary Corporation shall be included in calculating an Employee's 12 months of employment. Notwithstanding the above, no individual member of the following groups shall be eligible to participate in any Offering while a member of such group: (i) the Committee; and (ii) Officers who are members of the "operating committee" of the Company.

3.02. Leave of Absence.
   In accordance with Treasury Regulation Section 1.421-7(h)(2), an Employee on leave of absence shall be deemed to remain an Employee for the first ninety (90) days of such leave of absence and such Employee's employment shall be deemed to have terminated at the close of business on the ninetieth day of such leave of absence unless such Employee shall have returned to eligible employment with the Company or a Subsidiary Corporation prior to the close of business on such ninetieth day. Termination by the Company of any Employee's leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an Employee's employment for all purposes of the Plan and shall terminate such Employee's participation in the Plan and right to exercise any option.

3.03. Restrictions on Participation.
   Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan:

(a) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary Corporation (for purposes of this paragraph, the rules of Code Section 424(d) shall apply in determining stock ownership of any Employee);

(b) that permits such Employee's rights to purchase stock under all employee stock purchase plans of the Company and its parent and subsidiary corporations as defined in Code Sections 424(e) and 424(f) to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined on the Offering Commencement Date) for each calendar year in which such option is outstanding.

                              ARTICLE IV-OFFERINGS

4.01. Annual Offerings.
   The Plan shall be implemented by Offerings of the Company's common stock beginning on each Offering Commencement Date, and ending on the following Offering Termination Date.


                          ARTICLE V-GRANTING OF OPTION

5.01. Number of Option Shares.
   On each Offering Commencement Date (and each July 1 with regard to Employees first participating in an Offering on that date), each eligible Employee shall hereby be granted an option to purchase a maximum number of shares of the common stock of the Company equal to x divided by y, where x equals the lesser of $25,000 or 15% of the Employee's Base Pay and y equals 85% of the closing price of the Company's common stock on the last business day prior to the Offering Commencement Date on which trading occurred on any national stock exchange.

5.02. Option Price.
   The option price of stock shall be 85% of the closing price of the Company's common stock on the Exercise Date or the nearest prior business day on which trading occurred on any national stock exchange. If the common stock of the Company is not admitted to trading on the aforesaid date for which closing price of the stock is to be determined, then reference shall be made to the fair market value of the stock on that date, as determined on such basis as shall be established or specified for this purpose by the Committee.


                          ARTICLE VI-EXERCISE OF OPTION

6.01. Exercise.
   The participant must make a lump-sum payment of the exercise price in a manner provided by the Committee. In no case, however, shall the participant purchase more shares than were granted pursuant to Section 5.01. Such exercises may be made only on an Eligible Exercise Date.

6.02. Fractional Shares.
   Fractional shares will not be issued under the Plan and any payment which would have been used to purchase fractional shares will be returned to the Employee in the subsequent payroll period.

6.03. Transferability of Option.
   Options held by a participant  shall be exercisable only by that participant,
and  shall  not  be  transferable.   Upon  the  death  of  a  participant,  such
participant's options shall no longer be exercisable.

6.04. Delivery of Stock.
   As promptly as practicable after an Exercise Date, the Company will deliver to each participant, as appropriate, the stock purchased upon exercise of the option.

                                ARTICLE VII-STOCK

7.01. Maximum Shares.
   The maximum number of shares which may be issued under the Plan for all offerings, subject to adjustment upon changes in capitalization of the Company as provided in Section 9.02, shall not exceed five million (5,000,000). If the total number of shares for which options are exercised on any Exercise Date in accordance with Article VI exceeds the number of shares available for issuance under the Plan, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall be determined by the Committee to be equitable.

7.02. Participant's Interest in Option Stock.
   The participant will have no interest in stock covered by an option until such option has been exercised.

7.03. Registration of Stock.
   Stock to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the Company prior to the Exercise Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

7.04. Restrictions on Exercise.
   The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of common stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

     a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that such participant intends to purchase the shares for investment and not for resale or distribution.


                           ARTICLE VIII-ADMINISTRATION

8.01. Appointment of Committee.
   The Board of Directors shall appoint the Committee to administer the Plan. The Committee shall consist of no fewer than three members. No member of the Committee shall be eligible to purchase stock under the Plan.

8.02. Authority of Committee.
   Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

8.03 Rules Governing the Administration of the Committee.
   The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                            ARTICLE IX-MISCELLANEOUS

9.01. Transferability.
   No rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant.

9.02. Adjustment Upon Changes in Capitalization.

   (a) If, while any options are outstanding, the outstanding shares of common stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through stock split, reverse stock split, stock dividend or similar transaction, appropriate and proportionate adjustments may be (but are not required to be) made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options consistent with the requirements of Code
Section 423. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted.

   (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, all outstanding options will terminate.

9.03. Amendment and Termination.
   The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 9.02); (ii) amend the requirements as to the class of employees eligible to purchase stock under the Plan except as provided in Section 2.14; or
(iii) permit the members of the Committee to purchase stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase stock, adversely affect the rights of such Employee under such option.

9.04. Effective Date.
   The Plan shall be effective as of January 1, 1999, subject to (i) the approval by the holders of the majority of the common stock present and represented at a special or annual meeting of the shareholders (or by any other method of approval adequate under Texas state law), and (ii) If the above requirements relating to this plan are not met within 12 months of the date the Plan is adopted by the Company's Board of Directors, the Plan shall be deemed to have not become effective and all options previously issued shall terminate.

9.05. No Employment Rights.
   The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

9.06. Effect of Plan.
   The provisions of the Plan shall, in accordance with its terms, be binding upon all successors of each Employee participating in the Plan and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

9.07. Notices.
   All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, that is designated by the Company from time to time for the receipt thereof, and, in the absence of such a designation, the Company's Human Resources Department.

9.08. Governing Law.
   The law of the State of Texas will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

                                      PROXY
                                D.R. HORTON, INC.
             1901 Ascension Blvd., Suite 100, Arlington, Texas 76006
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby nominates, constitutes and appoints Donald R. Horton and David J. Keller, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each and hereby authorizes them to represent and to vote as designated on the reverse side of this card, all shares of Common Stock of D.R. Horton, Inc. (the "Company"), held of record by the undersigned at the close of business on December 3, 1998, at the Annual Meeting of Stockholders to be held on January 15, 1999, or any adjournment thereof.

                      PLEASE SIGN AND DATE ON REVERSE SIDE.

--------------------------------------------------------------------------------

A |X|Please mark your votes as in this example.

1. ELECTION                  FOR all nominees            WITHHOLD AUTHORITY
   OF                        listed at right (except     to vote for all
   DIRECTORS                 as marked to the            nominees listed
                             contrary below              below
                                    [ ]                        [ ]

       Nominees: Donald R. Horton, Bradley S. Anderson, Richard Beckwitt, Richard I. Galland, Richard L. Horton, Terrill J. Horton, David J. Keller,
             Francine I. Neff, Scott J. Stone, and Donald J. Tomnitz

         (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

              -----------------------------------------------------

                                                      FOR     AGAINST    ABSTAIN
2.   A proposal to amend the Company's Certificate    [ ]       [ ]        [ ]
     of Incorporation to increase the number of
     authorized shares of Common Stock, $0.01 par
     value, from 100,000,000 shares to 200,000,000
     shares.
                                                      FOR     AGAINST    ABSTAIN
3.   A proposal to adopt the D.R. Horton, Inc.        [ ]       [ ]        [ ]
     1999 Employee Stock Purchase Plan

4. In their discretion, the proxies are authorized to vote upon other business properly brought before the meeting or any adjournment.


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

   The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of the notice of said annual meeting and the proxy statement accompanying said notice.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.
                                            Dated:                         199
                                                  -------------------------   --


                                            ------------------------------------
                                                         (Signature)


                                            ------------------------------------
                                                         (Signature)

Note: Please sign exactly as names appear herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full titles as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.